EXHIBIT 23.1

CONSENT OF ODENBERG, ULLAKKO, MURANISHI & CO. LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statements on Form S-8 (Reg. Nos. 333-12087, 333-68637, 333-94111, 333-42210, 333-56274, 333-90504 and 333-116740) pertaining to the 1993 Stock Option Plan, the 1996 Equity Incentive Plan, the 1996 Non-Employee Directors’ Stock Option Plan, the 1997 Employee Stock Purchase Plan, 2000 Equity Incentive Plan, and the 2006 Equity Incentive Plan, and Registration Statements on Form S-3 (Reg. Nos. 333-68117, 333-72225, 333-79925, 333-92355, 333-47680, 333-134507, 333-142373 and 333-144153) and in the related Prospectuses of Avigen, Inc. of our reports dated March 14, 2007, with respect to the financial statements of Avigen, Inc., Avigen, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Avigen, Inc., included in this Amendment No. 2 to Annual Report (Form 10-K/A) for the year ended December 31, 2006.

/s/ ODENBERG, ULLAKKO, MURANISHI & CO. LLP

San Francisco, California
October 23, 2007